As filed with the Securities and Exchange Commission on December 6, 1999
                                                   Registration No. 33-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------

                            SOTHEBY'S HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                                   38-2478409
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
incorporation or organization)

                            500 North Woodward Avenue
                                    Suite 100
                        Bloomfield Hills, Michigan 48304
                    (Address of principal executive offices)

                 SOTHEBY'S HOLDINGS, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                   ------------------------------------------

                               William S. Sheridan
                               c/o Sotheby's, Inc.
                                1334 York Avenue
                            New York, New York 10021
                                 (212) 606-7000
                     (Name and address of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
                                         Proposed        Proposed
 Title of each class                      maximum         maximum       Amount of
 of securities to be    Amount to be  offering price     aggregate     registration
      registered         registered    per share (1)  offering price       fee
-----------------------------------------------------------------------------------
Class A Limited
Voting Common Stock      4,900,000       $31.0625      $152,206,250    $40,182.45
-----------------------------------------------------------------------------------

(1) Computed, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Limited Voting Common Stock as reported on the New York Stock Exchange Composite Tape on December 1, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant incorporates by reference: (1) its Annual Report on Form 10-K for the year ended December 31, 1998; (2) its current Report on Form 8-K, dated February 9, 1999; (3) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (4) its Current Report on Form 8-K, dated June 25, 1999;
(5) its Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and
(6) its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, each filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, the Registrant incorporates by reference Item 1 of the Registrant's Registration Statement on Form 8-A, dated March 7, 1990, and filed pursuant to Section 12 of the Exchange Act. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      The response to Item 4 of the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on April 5, 1996, Registration Statement No. 33-302315 (the "1996 Form S-8") is incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

      Jeffrey H. Miro, a director of the Registrant, is the Chairman of Miro Weiner & Kramer, which is opining as to the legality of the issuance of the common stock covered by this Registration Statement. Mr. Miro has not received and is not entitled to receive options under the Registrant's 1997 Stock Option Plan, as amended.

Item 6. Indemnification of Directors and Officers.

      The response to Item 6 of the 1996 Form S-8 is incorporated by reference.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit Number

      5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

      23(a) Consent of Deloitte & Touche LLP.

      23(b) Consent of Miro Weiner & Kramer (included in Exhibit 5).

      24    Powers of Attorney.

Item 9. Undertakings.

      The response to Item 9 of the 1996 Form S-8 is incorporated by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of December, 1999.

                                           SOTHEBY'S HOLDINGS, INC.


                                        By: /S/ DIANA D. BROOKS
                                            ------------------------------------
                                            Diana D. Brooks, President and Chief
                                            Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                        Title                      Date
          ---------                        -----                      ----

     *                             Chairman of the Board        December 3, 1999
-----------------------------
A. Alfred Taubman

     *                          Vice Chairman of the Board      December 3, 1999
-----------------------------
Max M. Fisher

     *                          Deputy Chairman of the Board    December 3, 1999
------------------------------
The Marquess of Hartington

/S/ DIANA D. BROOKS              President, Chief Executive     December 3, 1999
-----------------------------       Officer and Director
Diana D. Brooks

/S/ WILLIAM S. SHERIDAN          Senior Vice President and      December 3, 1999
-----------------------------     Chief Financial Officer
William S. Sheridan

     *                                    Director              December 3, 1999
-----------------------------
Conrad Black

     *                                    Director              December 3, 1999
-----------------------------
Viscount Blakenham

     *                                    Director              December 3, 1999
-----------------------------
Walter J. P. Curley

     *                                    Director              December 3, 1999
-----------------------------
Henry R. Kravis

     *                                    Director              December 3, 1999
-----------------------------
Jeffrey H. Miro

     *                                    Director              December 3, 1999
-----------------------------
Sharon Percy Rockefeller

/S/ JOSEPH A. DOMONKOS        Vice President, Controller, and   December 3, 1999
-----------------------------     Chief Accounting Officer
Joseph A. Domonkos


*By:  /S/ WILLIAM S. SHERIDAN
      -----------------------
      William S. Sheridan
      Attorney-in-Fact

                            SOTHEBY'S HOLDINGS, INC.

                                 EXHIBIT INDEX

Exhibit     Title of Exhibit
-------     ----------------

  5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

  23(a)     Consent of Deloitte & Touche LLP.

  23(b)     Consent of Miro Weiner & Kramer (included in Exhibit 5).

  24        Powers of Attorney.